Exhibit 28(a)(6)

                          THE GABELLI VALUE FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE GABELLI VALUE FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporation Law, the Board of Directors of the Corporation, by resolution dated November 18, 2009, duly approved the reclassification of fifty million (50,000,000) Class B Series Shares of the authorized Common Stock of the Corporation as follows:

FORMER CLASSIFICATION      NEW CLASSIFICATION     AUTHORIZED SHARES
---------------------   -----------------------   -----------------
 Gabelli Value Fund -     Gabelli Value Fund -        50,000,000
Class B Series Shares   Class AAA Series Shares

     SECOND: The shares of the Corporation reclassified pursuant to Article First of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter of the Corporation.

     THIRD: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had authority to issue three-hundred million (300,000,000) shares of Common Stock with the par value of $0.001 per share and having an aggregate par value of three-hundred thousand dollars ($300,000), classified as follows:

                        PREVIOUS CLASSIFICATION OF SHARES

                                               NUMBER OF SHARES
NAME OF PORTFOLIO       CLASS DESIGNATION         CLASSIFIED
------------------   -----------------------   ----------------
Gabelli Value Fund   Class A Series Shares        100,000,000
Gabelli Value Fund   Class B Series Shares        100,000,000
Gabelli Value Fund   Class C Series Shares         50,000,000
Gabelli Value Fund   Class I Series Shares         50,000,000

     As supplemented hereby, the Corporation's Articles of Incorporation authorize the issuance of three-hundred million (300,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of three-hundred thousand dollars ($300,000), classified as follows:

                        CURRENT CLASSIFICATION OF SHARES

                                               NUMBER OF SHARES
NAME OF PORTFOLIO       CLASS DESIGNATION         CLASSIFIED
------------------   -----------------------   ----------------
Gabelli Value Fund   Class A Series Shares        100,000,000
Gabelli Value Fund   Class B Series Shares         50,000,000
Gabelli Value Fund   Class C Series Shares         50,000,000
Gabelli Value Fund   Class I Series Shares         50,000,000
Gabelli Value Fund   Class AAA Series Shares       50,000,000

     FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the Corporation shall be subject to all provisions of the Charter relating to stock of the Corporation.

     FIFTH: These Articles Supplementary were approved by a majority of the Corporation's Board of Directors in accordance with the Maryland General Corporation Law and the Charter and Bylaws of the Corporation.

     SIXTH: These Articles Supplementary do not increase the total number of authorized shares of capital stock of the Corporation or the aggregate par value thereof.

     SEVENTH: These Articles Supplementary shall become effective at 9:01 a.m. on November 20, 2009.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; and that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: November 18, 2009                 THE GABELLI VALUE FUND, INC.


                                        By: /s/ Bruce Alpert
                                           -------------------------------------
                                        Name: Bruce Alpert
                                        Title: President

WITNESS:


By: /s/ Agnes Mullady
    ---------------------------------
Name: Agnes Mullady
Title: Treasurer


                                        2